number	SHARES
******

SMARTHEAT INC.

Incorporated under the Laws of the State Of Nevada

75,000,000 SHARES COMMON STOCK US$.001 Par Value Per Share

THIS CERTIFIES that	.	is the owner of
shares of COMMON STOCK

of SmartHeat Inc., fully paid and non-assessable, transferable only on the books of the Corporation in person or by Attorney upon surrender of this Certificate properly endorsed.

The Corporation will furnish without charge to each stockholder who so requests, a statement of the powers, designations, preferences and relative, participating, optional, or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

IN WITNESS WHEREOF, the said Corporation has caused this Certificate to be signed by its duly authorized officers this

day of	, 200____.

_________________________________ SECRETARY	____________________________________ PRESIDENT

FOR VALUE RECEIVED, ______ hereby sell, assign and transfer unto

Please Insert Social Security or other
Identifying Number of Assignee

___________________________________________________________________________________________________________________________________________________________Shares represented by the within Certificate, and do hereby irrevocably constitute and appoint ___________________________________________ Attorney, to transfer the said Shares on the books of the within named Corporation with full power of substitution in the premises.

Dated: _______________, 20____

In presence of

_______________________________________

_______________________________________